                                                                   EXHIBIT 10.30

[logo]

                            The Commerce Group, Inc.
          211 Main Street, Webster, Massachusetts 01570 (508) 943-9000

                                                                January 29, 1999

AAA Southern New England
110 Royal Little Drive
Providence, Rhode Island 02904

Attention:     H. Thomas Rowles, President

         RE: American Commerce Insurance Company

Ladies and Gentlemen:

         In November 1998, a subsidiary of The Commerce Group, Inc. ("CGI") agreed to acquire Automobile Club Insurance Company, which as you know is now known as American Commerce Insurance Company ("ACIC"). In connection with that acquisition, which was completed in January 1999, CGI is willing to grant AAA Southern New England and each other ACIC agent (each an "Agent" and collectively, the "Agents") an option to purchase shares of CGI common stock in order to provide an incentive for the Agents to maintain business with ACIC that is at least equal to the business placed with ACIC during either 1997 or 1998. You chose 1997. Each of those options is referred to as an "Initial Option."

         In addition to the Initial Options, CGI is willing to grant to any Agent, including AAA Southern New England, one or more additional options to purchase shares of CGI common stock if the Agent increases the volume of business placed with ACIC to the extent specified in this letter agreement. Each of those options is referred to as a "Growth Option." The Initial Options and the Growth Options are 'collectively referred to as the "Options."

         The purpose of this letter agreement is to specify the circumstances under which CGI will grant a Growth Option to AAA Southern New England and the terms and conditions of any such Growth Option. When this letter agreement is signed by AAA Southern New England and countersigned by CGI, it will constitute CGI's irrevocable agreement to issue one or more Growth Options to the extent and on the terms provided below.

         1.       Agreement to Grant Growth Options

                  (a) CGI agrees, subject to the terms and conditions set forth in this letter agreement, to grant to AAA Southern New England one Growth Option for each $1.0 million of direct written premiums generated by additional "Qualifying Business" that AAA Southern New England places with ACIC. Qualifying Business means private passenger automobile and homeowner insurance for risks written outside of

AAA Southern New England
January 29, 1999
Page 2

         Massachusetts. Additional "Qualifying Business" means the increase in the aggregate amount of direct written premiums that ACIC receives from Qualifying Business placed by AAA Southern New England during the 12-month period ending June 30 as compared to the baseline amount of direct written premiums received by ACIC from Qualifying Business that AAA Southern New England placed with ACIC during the year ended December 31, 1997, and was considered for purposes of granting the Initial Options (such baseline amount referred to as the "Initial Options Base Amount").

                  (b) A Growth Option will be granted only as of July 31. ACIC will calculate the amount of AAA Southern New England's Additional Qualifying Business as of June 30 of each year beginning with June 30, 1998. The number of Growth Options granted as of July 31 of any year will be that amount, rounded down to the nearest whole number, which is equal to

                           (i) the aggregate amount of direct written premiums from Qualifying Business placed by AAA Southern New England with ACIC during the twelve-month period ended as of June 30 of that year, minus

                           (ii) $8 million (i.e., the Initial Options Base Amount), divided by

                           (iii)    one million (1,000,000), minus

                           (iv) the number of Growth Options previously granted to AAA Southern New England.

         No Growth Option will be issued for an increment of additional business of less than one million dollars ($1,000,000).

                  (c) For example, assume that the volume of direct written premiums from Qualifying Business that AAA Southern New England placed with ACIC for a June 30 year first exceeded $9.0 million (i.e., an increase of $1.0 million above the Initial Options Base Amount) during the 12-month period ending June 30, 1999, when the 12-month volume of direct written premiums from Qualifying Business that such Agent placed with ACIC was $9.5 million. Under those circumstances, CGI would grant that Agent one Growth Option as of July 31, 1999.

                  (d) The July 31 date as of which a Growth Option is granted is referred to as the "Grant Date".

AAA Southern New England
January 29, 1999
Page 3

         2.       Exercise Price and Number of Option Shares

                  (a) The exercise price of a Growth Option (the "Exercise Price") will be equal to one hundred twenty-five percent (125.0%) of the average, rounded to the nearest cent, of the daily averages of the high and low per share sale price of CGI common stock on the New York Stock Exchange, or other exchange or market on which CGI common stock then is principally traded, as reported in the Wall Street Journal, for one month of June in the year in which the Grant Date occurs.

                  (b) Twenty-five thousand (25,000) shares of CGI common stock will be purchasable upon exercise of each Growth Option, subject to the terms and conditions of the Growth Option instrument.

         3.       Vesting

                  (a) A Growth Option will vest and become exercisable if, and only if, the average annual volume of direct written premiums from Qualifying Business that AAA Southern New England places with ACIC during the five-year period ending on the June 30 immediately preceding the fifth anniversary of the Grant Date is not less than the threshold of direct written premiums that triggered the granting of that Growth Option. The June 30 date on which the five-year measurement period ends is referred to as the "Measurement Date." The fifth anniversary of the July 31 Grant Date is referred to as the "Confirmation Date." CGI will send to AAA Southern New England by the Confirmation Date a certificate signed by its Chief Financial Officer attesting to the five-year average of Qualifying Business.

                  (b) Continuing with the example in paragraph 1(c), assume that the total direct written premiums from Qualifying Business that AAA Southern New England placed with ACIC for a 12-month period ending June 30 first exceeds $10.0 million during the year ending June 30, 2000, resulting in the grant of a second Growth Option as of July 31, 2000 and applicable vesting thresholds of $9.0 million and $10.0 million, respectively. Further, assume that the average annual volume of direct written premiums from Qualifying Business that the Agent places with ACIC during the five-year period ending on the respective Measurement Dates of those two Growth Options is $9.5 million and $9.9 million, respectively. Under those circumstances, the first Growth Option, granted as of July 31, 1999, would vest; but the second Growth Option, granted as of July 31, 2000, would terminate.

AAA Southern New England
January 29, 1999
Page 4

         4. Term. If a Growth Option vests as a consequence of the five-year average volume of Qualifying Business, that Growth Option will be exercisable beginning as of the Confirmation Date and may be exercised at any time during the ensuing five-year period (i.e., through and including the tenth anniversary of the Grant Date of that Growth Option). If a Growth Option is not exercised on or before the tenth anniversary of the Grant Date, the Growth Option will expire and the Agent will have no further rights thereunder.

         5. Delivery of Growth Option Agreement. CGI will use all commercially reasonable efforts to deliver to AAA Southern New England within forty-five (45) days after the applicable Grant Date the instrument representing the Growth Option granted as of that date. The instrument will be in the form of the Common Stock Purchase Option attached to this letter agreement as Exhibit A (the "Growth Option Agreement"), modified to include the Grant Date, Measurement Date, Confirmation Date, Expiration Date and Exercise Price of that particular Growth Option. In the event of any inconsistency between the terms of this letter agreement and the text of the attached form of Growth Option Agreement, the terms of the form of Growth Option Agreement shall govern.

         6. Transferability. Prior to the Confirmation Date of a Growth Option, neither that Growth Option nor any future interest in any securities issuable upon the exercise of that Growth Option may be sold, pledged or otherwise transferred without CGI's prior written consent, which consent may be given or withheld in CGI's sole discretion.

         7. Termination. CGI may terminate its obligation to grant future Growth Options under this letter agreement by giving AAA Southern New England written notice at least ninety (90) days prior to the effective date of such termination. A termination shall be effective as of the first July 1 that is at least ninety (90) days after the date of CGI's notice or any subsequent July 1 that CGI may specify in its termination notice. Termination of this letter agreement shall not affect any Growth Option previously granted to AAA Southern New England or the obligation CGI may have hereunder to issue a Growth Option to AAA Southern New England based upon the amount of Qualifying Business placed by AAA Southern New England during the 12-month period ending on the June 30 immediately preceding the effective date of the termination of this letter agreement.

AAA Southern New England
January 29, 1999
Page 5

         8. CGI Representations. CGI hereby represents to AAA Southern New England as follows:

                  (a) CGI has the full power and authority to execute, deliver and perform its obligations under this letter agreement and the Options, and this letter agreement and the Initial Option have been, and any Growth Option will be, duly authorized, executed and delivered by CGI. This letter agreement and the Initial Option, each when countersigned and delivered to CGI by AAA Southern New England, constitute and any Growth Option will constitute the legal, valid and binding obligation of CGI, enforceable against CGI in accordance with their respective terms.

                  (b) Neither the execution and the delivery of this letter agreement or any Option nor the performance of CGI's obligations thereunder has violated or will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CGI is subject.

                  (c) The shares of CGI common stock issued upon an exercise of an Option will be freely transferable by the holder without registration under the Securities Act of 1933 (the "Securities Act") or any applicable state securities law.

         9. Agent Representations. AAA Southern New England hereby represents to CGI as follows:

                  (a) AAA Southern New England understands that neither the Initial Option nor any Growth Option has been or will be registered under the Securities Act or the securities laws of any state in reliance on exemptions from such registration requirements and therefore may not be sold unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

                  (b) AAA Southern New England is (i) a corporation, partnership, limited liability company or business trust with assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Initial Option or any Growth Option, or (ii) otherwise qualifies as an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

AAA Southern New England
January 29, 1999
Page 6

                  (c) AAA Southern New England acknowledges that it has had access to and an opportunity to review CGI's filings with the United States Securities and Exchange Commission, including (i) CGI's most recent Annual Report of Form 10-K, (ii) CGI's most recent Quarterly Report on Form 10-Q, and (iii) CGI's most recent Definitive Proxy Statement.

                  (d) AAA Southern New England acknowledges that it has consulted with its own legal and accounting advisers for advice about the various legal, tax and economic considerations relating to the Options, and that AAA Southern New England, either alone or together with its legal and accounting advisers, has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the Initial Option, this letter agreement and any Growth Option issued hereunder.

                  (e) AAA Southern New England will acquire the Initial Option and any Growth Option for investment and not with a view, or for sale in connection with, any distribution within the meaning of the Securities Act.

         10. Governing Law; Jurisdiction and Venue. This letter agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof. Exclusive jurisdiction and venue for any dispute arising under this letter agreement or any Growth Option will be in an appropriate federal or state court in the Commonwealth of Massachusetts.

                                      * * *

AAA Southern New England
January 29, 1999
Page 7

         Please signify the acceptance by AAA Southern New England of the terms of this letter agreement by signing in the space provided below. Upon the signature of this letter agreement by both CGI and AAA Southern New England, this letter will constitute a binding agreement between CGI and AAA Southern New England, enforceable under Massachusetts law as an instrument under seal.

                                              Very truly yours,

                                              THE COMMERCE GROUP, INC.

                                             By: -s- Arthur J. Remillard, Jr.
                                                 -------------------------------
                                                 Name: Arthur J. Remillard, Jr.
                                                 Title: President and Chief
                                                         Executive Officer

ACKNOWLEDGED AND ACCEPTED:

AAA SOUTHERN NEW ENGLAND

By: _______________________________________
  Name: ___________________________________
  Title: __________________________________